EX – 99.1

LONESTAR RESOURCES ANNOUNCES MAJOR ACQUISITIONS

Fort Worth, Texas, May 30, 2017 - Lonestar Resources US, Inc. (NASDAQ: LONE) (together with its subsidiaries, “Lonestar”) announced that it has entered into definitive agreements with unaffiliated parties to acquire oil and gas properties in the Eagle Ford Shale play for a total purchase price of approximately $116.6 million, consisting of $105 million in cash and 2.6 million Lonestar Class A common shares.  The properties, which are located in Karnes, Gonzales, DeWitt, Lavaca and Fayette Counties, Texas, have Proved reserves of approximately 25.4 million barrels of crude oil, 3.1 million barrels of natural gas liquids, and 17.5 billion cubic feet of natural gas, equating to 31.4 million barrels of oil equivalent (“MMBOE”), as estimated by Lonestar, as of December 31, 2016.  Based on the NYMEX Strip at December 31, 2016, these Proved reserves have PV-101 of $260 million.  Lonestar currently expects to close the acquisitions in late June. Lonestar has also entered into definitive agreements that fully fund the purchase of the properties.

Upon closing of the purchases, Lonestar will acquire 115 gross / 80.3 net producing oil and gas wells, and estimates Proved Developed Producing reserves associated with these wells of 6.3 MMBOE.   Lonestar will own an average 70% working interest in the producing wells, and operates 81 of them with a 93% working interest.  Based on information provided by the sellers, the Company estimates that the production for the three months ended March 31, 2017 was 2,052 BOE per day (89% of which is crude oil and NGL’s).

The leasehold to be acquired totals 30,219 gross / 21,238 net acres, of which 94% is Held By Production.  Upon closing of the acquisitions, Lonestar will own an average 70% working interest in this leasehold.  Lonestar has identified 85 gross / 73 net Proved Undeveloped drilling locations in the Lower Eagle Ford Shale which Lonestar internally estimates contain Proved Undeveloped reserves of 25.1 MMBOE.  The Company has identified an additional 34 gross / 24 net drilling locations in the Lower Eagle Ford Shale to which Proved reserves have not been assigned.

We believe the acquisition of these properties meaningfully increases Lonestar’s scale and value.  The transactions have the following impact on Lonestar, on a Proforma basis, based on internal estimates, assuming that the transactions had closed as of December 31, 2016:

•	Increases Proved reserves by 70% from 44.9 MMBOE to 76.3 MMBOE, proforma the year ended December 31, 2016.
•	Increases the PV-10[1] of our Proved reserves by 68% from $382 million to $642 million, proforma the year ended December 31, 2016.
•	Increases the crude oil mix of the Company’s Proved reserves from 62% to 69%, proforma the year ended December 31, 2016, and the liquids mix of its Proved reserves from 79% to 84%.
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Increases proforma EBITDAX for the year ended December 31, 2016 by 33% from $56.8 million to $75.3 million, and increased proforma EBITDAX for the three months ended March 31, 2017 by 41% from $11.5 million to $16.3 million.

•	Increases Lonestar’s net oil and gas production by 39% from 5,266 BOE per day to 7,318 BOEPD, proforma the three months ended March 31, 2017.
•	Increases the Company’s net leasehold by 59% from 36,069 net acres to 57,330 net acres, proforma March 31, 2017.
•	Increases the Company’s net drilling locations by 70% from 155 to 263 net locations, and increases the Company’s Proved net drilling inventory by 68% from 141 to 237 net locations

Lonestar Resources US, Inc.

Lonestar’s Chief Executive Officer, Frank D. Bracken, III, commented, “The acquisitions announced today are transformational for Lonestar.  We have scaled our business with Eagle Ford Shale properties that are located in our core area which our technical team understands extremely well.  Despite increasing our asset base by over fifty percent on most metrics, we expect to add little to no overhead to integrate these assets.  Importantly, we have fully financed the acquisitions in a manner that significantly reduces the Company’s leverage metrics.  We estimate that on a proforma basis, Lonestar’s Debt/EBITDAX ratio will be reduced from 3.9x to 3.2x, for the three months ended March 31, 2017. We plan to increase our Eagle Ford Shale drilling rig activity from 1 rig to 2 rigs no later than January 1, 2018, which will allow us to scale our drilling program and obtain a dedicated frac spread, which we believe will afford us greater economies of scale, cost savings, and better precision and timing of execution.  In summary, we are acquiring high quality Eagle Ford properties located in our core area that significantly increase the size and scale of our Company.  Importantly, we have arranged to finance the acquisitions in a way that significantly reduces our leverage, increases our liquidity and affords us the ability to drive up production and reserves for the benefit of our shareholders.”

After consummating these acquisitions, Lonestar reaffirms its spending plan of $62 to $72 million on drilling and completion operations in 2017.  Importantly, the acquisitions also provide Lonestar with the visibility to set an initial drilling plan for 2018 of 18 gross / 16 net wells, with an estimated cost of $85 to $95 million.  The 2017 capital budget will be funded by cash flow and proceeds from the financing.  Looking to 2018, based on current strip prices and budgets currently in place, we expect our projected capital budget will be fully funded by internally generated cash flow.

Lonestar’s financing for the acquisitions is fully committed with the private placement of Convertible Preferred Stock and borrowings from its Senior Secured Credit Facility.  In conjunction with the financing of the acquisitions, Lonestar plans to retire the remaining $17.0 million of its Second Lien Notes.  The details of each are as follows:

Convertible Preferred Stock- Pursuant to the terms of a securities purchase agreement, Lonestar has agreed to issue at par value of $80 million of its newly created Series A-1 Convertible Participating Preferred Stock the “Series A-1 Stock”) and Series A-2 Convertible Participating Preferred Stock (the “Series A-2  Stock”) to Chambers Energy Capital.  The Series A-1 Stock is immediately convertible into shares of Common Stock.  Upon approval of the Company’s stockholders (“Stockholder Approval”) shares of the Series A-2 stock will automatically convert into Series A-1 Stock.  The Preferred Stock has the following features:

•	Dividend- The Preferred Stock has a dividend of 9% per annum, payable quarterly in cash, or, for any 12 quarters and at the Company’s option, additional shares of Preferred Stock.
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Conversion Features- The Series A-1 Preferred Stock is convertible into shares of the Common Stock at a conversion price of $6.00 per share, subject to adjustment (the “Conversion Price”), a premium of 45% over the average closing price of Common Stock for the twenty trading days ending on May 24, 2017.  A holder of Series A-1 Preferred Stock may elect to convert its shares of Series A-1 Preferred Stock into Common Stock at any time.  The Company may elect to covert the Series A-1 Preferred Stock to Common Stock if the closing price of the Common Stock exceeds certain percentages of the Conversion Price, beginning at 200% and decreasing to 150% after three years for twenty out of thirty consecutive trading days.

•	Redemption- After the third anniversary of closing, the Company may redeem the Preferred Stock at a premium of 110% of the stated value, declining ratably to par over the two successive anniversaries.
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Mandatory Conversion- Upon the 7th anniversary of closing, if the trailing 20-day volume weighted average price (the “Prevailing Price”) is equal to or greater than the Conversion Price, the Series A-1

Stock will convert to Common Stock at the Conversion Price.  However, if the Prevailing Price is less than the Conversion Price, then at the Company’s option, either the Preferred Stock dividend will increase to 20% per annum or the Preferred Stock can be exchanged into senior unsecured notes with a 2 year maturity and a 9% coupon (payable semi-annually in cash), governed by terms substantially similar to the Company’s most recent high yield indenture at that time.

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Board Representation- Chambers Energy will initially have the right to designate one director for the appointment to the Company’s board of directors and up to two directors after the first year, subject to Chambers Energy meeting certain Common Stock ownership thresholds.

The securities purchase agreement is expected to close simultaneously with the acquisition transactions.  However, the closing is subject to various conditions, and there is no guarantee that closing will occur in the timeframe Lonestar expects.

Senior Secured Credit Facility.  Lonestar currently has a senior secured credit facility with seven banks (as amended prior to the date hereof, the “Senior Secured Facility”).   The current borrowing base is $112 million.  The Company has received commitments from certain of its banks to amend the Senior Secured Facility upon completion of the acquisitions, to among other things, increase the borrowing base to $160 million.  Citibank NA and ABN Amro Bank N.V. have fully underwritten the amended $160 million borrowing base.  At closing of the acquisitions in June, the Company anticipates having approximately $105 million drawn on the Senior Secured Facility.  This outstanding amount also assumes the full repayment of the Company’s remaining $17.0 million 12% Second Lien Notes.  The Senior Secured Facility will contain an amended leverage covenant that offers the Company substantial flexibility.  As so amended, the ratio of Total Debt to EBITDAX (as in each case as defined in the Senior Secured Facility) may not exceed 4.0 to 1.0 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2017.  However, the Senior Secured Facility will be amended to provide that EBITDAX shall be calculated at the end of each fiscal quarter using the results of the twelve-month period ending with that fiscal quarter end; provided, that EBITDAX shall be calculated (i) at the end of the fiscal quarter ending September 30, 2017 using an amount equal to the EBITDAX for such fiscal quarter, multiplied by four, (ii) at the end of the fiscal quarter ending December 31, 2017 using an amount equal to the EBITDAX for the two fiscal quarter period ended on such date, multiplied by two, (iii) at the end of the fiscal quarter ending March 31, 2018 using an amount equal to the EBITDAX for the three fiscal quarter period ended on such date, multiplied by four-thirds.

Chambers Energy Capital, based in Houston, Texas, is a leading provider of flexible capital to the domestic energy industry.  Having managed $2 billion in investor commitments since inception, the investment team seeks to bring its deep industry expertise and extensive experience in structured capital solutions to help its industry partners produce durable, long-term success.  For more information on Chambers Energy Capital, please visit www.chambersenergy.com.

Intrepid Partners served as financial advisor for Lonestar.  Intrepid Partners is the advisory business of Intrepid Financial Partners, an energy-focused merchant bank that provides merger & acquisition and restructuring advice and makes principal investments.  Johnson Rice & Company, LLC served as financial advisor for Lonestar.  Johnson Rice & Company, based in New Orleans, is one of the longest standing independent energy brokerage and investment banks in the United States. Latham & Watkins LLP served as legal advisor for Lonestar.

Management will host a live conference call on Tuesday, May 30, 2017 at 8:00AM CDT to discuss the acquisitions.

To access the conference call, participants should dial:

USA: 800-749-1342

International: +1 212-231-2931

PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved crude oil and natural gas reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash inflows and using the unweighted arithmetic average of the first-day-of-the-month price for each of the preceding twelve months. PV-10 differs from the Standardized Measure because it does not include the effect of future income taxes.

Cautionary & Forward Looking Statements

Lonestar Resources US, Inc. cautions that this press release contains forward-looking statements, including, but not limited to, statements about the new chairman’s expertise, ability and anticipated contributions to Lonestar; Lonestar’s execution of its growth strategies; growth in Lonestar’s leasehold, reserves and asset value; and Lonestar’s ability to create shareholder value. These statements involve substantial known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:  volatility of oil, natural gas and NGL prices, and potential write-down of the carrying values of crude oil and natural gas properties; inability to successfully replace proved producing reserves; substantial capital expenditures required for exploration, development and exploitation projects; potential liabilities resulting from operating hazards, natural disasters or other interruptions; risks related using the latest available horizontal drilling and completion techniques; uncertainties tied to lengthy period of development of identified drilling locations; unexpected delays and cost overrun related to the development of estimated proved undeveloped reserves; concentration risk related to properties, which are located primarily in the Eagle Ford Shale of South Texas; loss of lease on undeveloped leasehold acreage that may result from lack of development or commercialization; inaccuracies in assumptions made in estimating proved reserves; our limited control over activities in properties Lonestar does not operate; potential inconsistency between the present value of future net revenues from our proved reserves and the current market value of our estimated oil and natural gas reserves; risks related to derivative activities; losses resulting from title deficiencies; risks related to health, safety and environmental laws and regulations; additional regulation of hydraulic fracturing; reduced demand for crude oil, natural gas and NGLs resulting from conservation measures and technological advances; inability to acquire adequate supplies of water for our drilling operations or to dispose of or recycle the used water economically and in an environmentally safe manner; climate change laws and regulations restricting emissions of “greenhouse gases” that may increase operating costs and reduce demand for the crude oil and natural gas; fluctuations in the differential between benchmark prices of crude oil and natural gas and the reference or regional index price used to price actual crude oil and natural gas sales; and the other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission, or the SEC, on June 9, 2016, our Quarterly Reports on Form 10-Q filed with the SEC, as well as other documents that we may file from time to time with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Estimates of reserves in this press release are based on economic assumptions with regard to commodity prices that differ from the prices required by the SEC (historical 12 month average) to be used in calculating reserves estimates prepared in accordance with SEC definitions and guidelines. In addition, reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The estimates of reserves in this press release were prepared by the Company’s internal reserve engineers and are based on various assumptions, including assumptions related to oil and natural gas prices as discussed above, drilling and operating expenses, capital expenditures, taxes and availability of funds and are subject to confirmation and revision from the Company’s independent reserve engineering firm. The Company’s internal estimates of reserves may not be indicative of or may differ materially from the year-end estimates of the Company’s reserves prepared by a third party as a result of the SEC pricing and other assumptions employed by an independent reserve engineering firm. Investors are urged to consider closely the disclosure in the Company’s filings with the SEC, which you can obtain from the SEC’s website at www.sec.gov.